Exhibit 99.01

NuStar GP Holdings, LLC Reports Earnings for the Fourth Quarter and Full-Year 2016
Quarterly Distribution Previously Announced
SAN ANTONIO, January 31, 2017 - NuStar GP Holdings, LLC (NYSE: NSH) today announced fourth quarter 2016 net income of $6.0 million, or $0.14 per unit, which was impacted by a reduction of $8.7 million in equity in earnings of NuStar Energy L.P. related to NuStar Energy L.P.’s $58.7 million non-cash charge to reduce the value of its term loan to Axeon due to the announced sale of Axeon’s asphalt marketing business that NuStar Energy L.P. sold to Axeon in 2014. For the year ended December 31, 2016, net income was $55.1 million, or $1.28 per unit.

Distributable cash flow (DCF) available to unitholders for the fourth quarter of 2016 and for the year ended December 31, 2016 was $23.3 million and $92.5 million, respectively.

As previously announced on January 27, 2017, the fourth quarter 2016 distribution of $0.545 per unit will be paid on February 15, 2017 to holders of record as of February 8, 2017.

“NuStar GP Holdings, LLC’s fourth quarter and full year 2016 results were primarily driven by strong performance from NuStar Energy L.P.’s base pipeline and storage operations,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 9:00 a.m. CT today, January 31, 2017, to discuss the financial and operational results for the fourth quarter of 2016. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 48334486. International callers may access the discussion by dialing 661/378-9931, passcode 48334486. The company intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 48334486. International callers may access the playback by dialing 404/537-3406, passcode 48334486. The playback will be available until 1:00 p.m. CT on March 2, 2017.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at http://edge.media-server.com/m/p/9594wmas or by logging on to NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the general partner interest, an approximate 13 percent common limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes and/or the related conference call will include forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2015 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$6,671	$17,389	$56,096	$79,673

General and administrative expenses	(669)	(641)	(3,046)	(3,338)
Other income (expense), net	266	(2,869)	3,021	(2,333)
Interest expense, net	(280)	(232)	(1,069)	(893)

Income before income tax benefit (expense)	5,988	13,647	55,002	73,109
Income tax benefit (expense)	11	(688)	66	(901)
Net income	$5,999	$12,959	$55,068	$72,208

Basic and diluted net income per unit	$0.14	$0.30	$1.28	$1.68

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$(480)	$973	$2,091	$5,270
General partner incentive distribution	10,907	10,805	43,407	43,220
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	10,427	11,778	45,498	48,490
Limited partner interest in earnings of NuStar Energy L.P.	(3,035)	6,332	13,482	34,067
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,884)	(2,884)
Equity in earnings of NuStar Energy L.P.	$6,671	$17,389	$56,096	$79,673

Weighted average number of common units outstanding	42,936,397	42,916,143	42,932,320	42,914,297

Cash Flow Data:
Net cash provided by operating activities	6,162	13,509	49,751	75,899
Net cash provided by investing activities	17,273	9,648	40,286	14,848
Net cash used in financing activities	(23,588)	(23,389)	(89,864)	(93,553)

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,979	$1,961	$7,877	$7,844
General partner incentive distribution	10,907	10,805	43,407	43,220
Limited partner interest – common units	11,185	11,227	44,699	45,073
Total cash distributions expected from NuStar Energy L.P.	24,071	23,993	95,983	96,137
Adjustments:
General and administrative expenses	(669)	(641)	(3,046)	(3,338)
Income tax benefit (expense)	11	(688)	66	(901)
Interest expense, net	(280)	(232)	(1,069)	(893)
Unit-based compensation	$159	$—	$535	$—
DCF	$23,292	$22,432	$92,469	$91,005

Total distribution to unitholders	$23,408	$23,397	$93,601	$93,561

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars)

Note 1: NuStar GP Holdings, LLC utilizes distributable cash flow (DCF) as a financial measure, although it is not defined in U.S. generally accepted accounting principles. Management believes DCF provides useful information to investors and other external users of our financial information because (i) DCF provides additional information about the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measure being utilized by management and our board of directors when making financial and planning decisions. Our board of directors and management use DCF when assessing our ability to fund distributions and our ability to service debt. DCF is a widely accepted financial indicator used by our industry’s investment community to compare company performance. DCF is used by our industry’s investment community, in part, because the value of our company’s units is partially based on its yield, and its yield is based on the cash distributions a company can pay its unitholders.
DCF is not intended to represent cash flows from operations, and is not presented as an alternative to net income. DCF should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with U.S. generally accepted accounting principles. The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$5,999	$12,959	$55,068	$72,208
Less equity in earnings of NuStar Energy L.P.	(6,671)	(17,389)	(56,096)	(79,673)
Plus cash distributions expected from NuStar Energy L.P.	24,071	23,993	95,983	96,137
Gain related to NuStar Energy L.P.’s issuance of common limited partner units	(266)	—	(2,408)	—
Unit-based compensation items (a)	159	2,869	(78)	2,333
DCF	23,292	22,432	92,469	91,005
Less cash distributions expected from NuStar Energy L.P.	(24,071)	(23,993)	(95,983)	(96,137)
Distributions of equity in earnings of NuStar Energy L.P.	6,671	17,389	56,096	79,673
Changes in current assets and liabilities	196	(2,834)	(3,336)	296
Changes in noncurrent assets and liabilities and other items	74	515	505	1,062
Net cash provided by operating activities	$6,162	$13,509	$49,751	$75,899

(a)
We intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. These awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF. Also included in this item are gains and losses resulting from the satisfaction of certain long-term incentive awards prior to the employee transfer on March 1, 2016.